POWER OF ATTORNEY


	The undersigned, an officer of Gulf Power Company, hereby revokes any prior
Power of Attorney regarding the Exchange Act of 1934, Section 16 filings and hereby makes, constitutes, and appoints Patricia L. Roberts and Susan D.
Ritenour my agents and attorneys-in-fact, for the limited purpose of signing on my behalf, and causing to be filed with the Securities and Exchange Commission,
Initial Statement of Beneficial Ownership of Securities, Statement of Changes in
Beneficial Ownership, and Annual Statement of Changes in Beneficial Ownership,
on Forms 3, 4 and 5, respectively, and any Form ID, any appropriate amendment or amendments thereto.

	This power of attorney shall remain in effect until my obligation to file the aforementioned reports as an officer of Gulf Power Company ceases, unless earlier revoked by me by written documents delivered to the Secretary of Gulf
Power Company.

	Effective this 19th day of May 2015.




			/s/
		Xia Liu